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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 27, 2004



                               DONLAR CORPORATION
             (Exact name of registrant as specified in its charter)




             Illinois                 000-11472               36-3683785
    (State or other jurisdiction     (Commission             (IRS Employer
          of incorporation)          File Number)          Identification No.)


              6502 South Archer Road, Bedford Park, Illinois 60501 Registrant's telephone number, including area code: (708) 563-9200

               (Address of principal executive offices) (Zip Code)



         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

         On February 27, 2004, the Company issued the following press release.

BEDFORD PARK, Ill.--February 27, 2004--Donlar Corporation (OTC:DLRC), a world leader in green chemistry, products and technology, today announced that in order to assure an uninterrupted flow of products and services, it has filed for protection under Chapter 11 of the Bankruptcy Code. This action became necessary to prevent our secured lender from foreclosing on the Company's assets. We anticipate a short stay in Chapter 11.

The Company wants to further assure our customers, vendors and suppliers as well as our employees that this action will not in any way jeopardize or have an adverse effect on the quality and delivery of our products and services.

Larry Koskan, President and CEO, stated: "This action became necessary in order to preserve the value and integrity of Donlar Corporation".

About Donlar
Donlar Corporation is at the forefront of providing a new class of protein biopolymers that help customers by providing solutions while satisfying environmental concerns for the creation of non-toxic products for a wide range of industrial, agricultural and consumer markets. The Company's non-hazardous, non-toxic, hypoallergenic, environmentally friendly and biodegradable thermal polyaspartate (TPA) biopolymers are protected by 191 Company-owned patents. The Company's initial applications for its products include the markets of oil field operations, fertilizers, detergents and water treatment. Donlar's beta-protein biopolymers are manufactured in its 50,000 square foot facility located in Peru, Illinois. (www.donlar.com)

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties. The contents of this release should be considered in conjunction with the risk factors in Donlar Biosyntrex's most recent filings with the Securities and Exchange Commission on Forms 10-QSB and 10-KSB and current reports on Form 8-K.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DONLAR CORPORATION



Dated:  March 16, 2004           By:   /s/ Larry P. Koskan
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                                       Larry P. Koskan, Chief Executive Officer